Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS
Jerry Parrott
Vice President, Corporate Communications
301-315-2777
Kate de Santis
Director, Investor Relations
301-251-6003
HUMAN GENOME SCIENCES ANNOUNCES
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2006
- Worldwide Albuferon™ collaboration with Novartis and definitive LymphoStat-B™
agreement with GSK move HGS further toward commercialization -
- Available cash increases to $725.6 million at June 30, 2006, compared with $363.2 million as of March 31, 2006 -
ROCKVILLE, Maryland – August 9, 2006 – Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced financial results for the quarter ended June 30, 2006.
The net loss for the quarter, in accordance with Generally Accepted Accounting Principles (GAAP), was $61.3 million, or $0.47 per share, including $7.2 million in stock-based compensation expense ($0.05 per share) and $16.8 million ($0.13 per share) in primarily non-cash expense related to termination of the Company’s former lease for its headquarters and office facility. The net loss also includes a gain of $14.8 million ($0.11 per share) on the sale of the Company’s long-term investment in Cambridge Antibody Technologies Ltd. This compares with the net loss for the second quarter of 2005 of $56.0 million, or $0.43 per share. In 2005, stock-based compensation expense was not recognized in the net loss.
HGS reported revenues for the second quarter of $2.2 million, which compares with revenues of $2.9 million for the same period of the previous year.
At June 30, 2006, cash and investments totaled $784.7 million, including $59.1 million of restricted investments. This compares to cash and investments totaling $580.4 million, including $217.2 million of restricted investments, as of March 31, 2006.

“Since the end of the first quarter, we have taken a number of significant steps forward in fulfilling the promise of transforming HGS into a development and commercialization company,” said H. Thomas Watkins, President and Chief Executive Officer. “HGS entered into an exclusive worldwide collaboration with Novartis that brings the strengths of a global leader in the pharmaceutical industry to the development and commercialization of Albuferon™. We entered into a definitive agreement with GlaxoSmithKline for LymphoStat-B™ and, earlier today, announced the Phase 3 clinical development program for this compound in systemic lupus erythematosus. We expect to initiate Phase 3 development of both Albuferon and LymphoStat-B by the end of 2006. In addition, the U.S. Government exercised its option to purchase 20,000 doses of ABthrax™, and we have initiated a randomized Phase 2 trial of HGS-ETR1 in combination with bortezomib in advanced multiple myeloma. We also monetized certain intellectual property assets that HGS did not plan to develop internally, by completing the transaction establishing our CoGenesys division as an independent company.”
“The second quarter was exceptionally productive for HGS,” said Tim Barabe, Senior Vice President and Chief Financial Officer. “From a financial perspective, we doubled our cash available for operations with the sale and leaseback of our large-scale manufacturing facility and the new lease for our headquarters facility. We also substantially reduced our projected cash burn for 2006 through the successful completion of important collaboration agreements, closing the CoGenesys transaction, and continuing our close attention to cost controls.”
The Company’s net loss for the six months ended June 30, 2006, in accordance with GAAP, was $123.4 million, or $0.94 per share. This compares with the net loss of $115.6 million, or $0.88 per share, for the same period of the previous year. The 2006 net loss includes $13.9 million, or $0.11 per share, in stock-based compensation expense.
The Company reported revenues of $9.1 million for the six-month period ended June 30, 2006, which compares to revenues of $4.0 million for the same period of the previous year. The increase in revenues is due primarily to the recognition in the first quarter of 2006 of a $6 million milestone from GSK related to the progress of GSK716155 (formerly Albugon™).
As of June 30, 2006, there were approximately 131.6 million shares of Human Genome Sciences common stock outstanding.
HIGHLIGHTS OF PROGRESS
Albuferon
HGS entered into an exclusive worldwide collaboration agreement with Novartis in June 2006, for the development and commercialization of Albuferon (albumin-interferon alpha 2b). Clinical development, commercial milestone and other payments to HGS could total as much as $507.5 million, including a $45 million upfront fee received in the second quarter and $47.5 million that HGS will receive when the first patient is dosed in a Phase 3 clinical trial. Under the agreement, HGS and Novartis will co-commercialize Albuferon in the United States, and will share U.S. commercialization costs and U.S. profits equally. Novartis will be responsible for commercialization in the rest of the world, and will pay HGS a royalty on those sales. HGS and Novartis will share equally in clinical development costs. HGS will have primary responsibility for the bulk manufacture of Albuferon. HGS and Novartis expect Phase 3 development of Albuferon to begin by the end of 2006.
LymphoStat-B
In a separate release distributed earlier today, HGS announced its Phase 3 clinical development program for LymphoStat-B (belimumab) in systemic lupus erythematosus (SLE). The primary efficacy endpoint in the Phase 3 program is a patient response rate that emerged directly from the results of the Company’s Phase 2 trial of LymphoStat-B in SLE. It combines elements of the SELENA SLEDAI and BILAG disease activity indices, as well as the Physician’s Global Assessment index. These measures are well known to clinical investigators with experience in SLE. The complete results of the Phase 2 trial, reported in June 2006, demonstrated that LymphoStat-B significantly reduced disease activity in patients with serologically active SLE, as measured by this combined response rate, as well as by more traditional singular disease activity measures. HGS has met with both the U.S. Food and Drug Administration (FDA) and the European Agency for the Evaluation of Medicinal Products (EMEA), and has received agreement on the major components of the Phase 3 program, including the primary efficacy endpoint, target patient population, and dose selection. HGS plans to submit the final LymphoStat-B Phase 3 protocols to FDA soon for a Special Protocol Assessment (SPA). HGS and GSK have entered into a definitive co-development and co-commercialization agreement under which HGS will conduct the Phase 3 trials, which are expected to begin by the end of 2006. HGS will receive a $24 million payment from GSK in the third quarter of 2006.
ABthrax
The U.S. Government exercised its option to purchase 20,000 doses of ABthrax (raxibacumab) for the Strategic National Stockpile in June 2006. HGS expects to receive approximately $165 million in revenues from this award, with more than 90% of the revenues to come in 2008 upon meeting the U.S. Government’s terms for delivery, with the remainder to come when ABthrax is licensed. Now that the government has agreed to purchase ABthrax, HGS will complete the additional laboratory and clinical studies required to support the filing of a Biologics License Application with the FDA, and to support the emergency use of ABthrax in the event of an occurrence of inhalational anthrax disease prior to licensure. Fulfilling the terms of the ABthrax purchase contract will result in the Company’s first product sales.
HGS-ETR1
In July 2006, the Company initiated dosing of patients in a randomized Phase 2 clinical trial of HGS-ETR1 (mapatumumab) in combination with bortezomib (VELCADE®) in advanced multiple myeloma. Among patients with cancers of the blood and bone marrow, those with multiple myeloma have the lowest five-year survival rate. Bortezomib, a proteosome inhibitor, is indicated for use in multiple myeloma patients who have received at least one prior therapy, and has produced partial or complete responses in approximately 50% of these patients in Phase 2 and 3 clinical trials. The results of preclinical studies demonstrate that HGS-ETR1 enhances the tumor-killing activity of bortezomib.
CoGenesys
HGS completed the transaction establishing its CoGenesys division as an independent company in June 2006. CoGenesys will focus on the early development of selected gene-based product opportunities and the monetization of certain HGS intellectual property and technology assets. HGS retains a 13% equity interest in the new company and is entitled to a portion of the revenue that CoGenesys receives from outlicensing or sales of certain therapeutic and diagnostic products that it successfully develops and commercializes. HGS also retains the right of first refusal to several specific products that may be developed by CoGenesys.
Strengthened Balance Sheet
The HGS balance sheet was substantially strengthened during the second quarter 2006 by completion of a $425 million transaction with BioMed Realty Trust, Inc., for the sale/leaseback of the Company’s large-scale manufacturing facility and a new lease for its headquarters facility. The transaction added approximately $220 million in new cash and freed up approximately $160 million by eliminating a cash restriction associated with the previous lease for the headquarters facility.
UPDATED FINANCIAL GUIDANCE FOR 2006
HGS provided the following mid-year guidance regarding the financial results expected for the full year 2006:
HGS expects to end 2006 with cash and investments totaling approximately $725-775 million, depending on the timing of payments related to Albuferon. The Company expects net cash burn in 2006 to be in the range of $75-125 million, as compared with $237 million in 2005 (excluding approximately $70 million in 2005 capital spending for the large-scale manufacturing facility).
The Company expects revenues to increase from $19.1 million in 2005 to approximately $22 million in 2006, plus deferred revenue of $50-100 million, depending on the timing of the Albuferon payments.
Research and development expenses, net of collaboration cost reimbursements, are expected to decrease by 15-20% from 2005 to 2006 (excluding non-cash stock option expenses).
General and administrative expenses are expected to remain approximately flat from 2005 to 2006 (excluding non-cash stock option expenses).
Actual results may vary significantly depending on various factors, including, particularly, changes in the Company’s revenues and additional expenses or charges, as well as changes in shares outstanding associated with or caused by future alliances, acquisitions, financing transactions or note conversions. In addition, depending on market and interest rate conditions, the Company may explore and take actions to strengthen further its financial position.
CONFERENCE CALL
HGS management will hold a conference call to discuss this announcement today at 8:30 AM Eastern time. Investors may listen to the call by dialing 800-289-0533 or 913-981-5525, passcode 6501044, five to ten minutes before the start of the call. A replay of the conference call will be available within a few hours after the conference call. Investors may listen to the replay by dialing 888-203-1112 or 719-457-0820, confirmation code 6501044. Today’s conference call also will be webcast and can be accessed at www.hgsi.com. Investors interested in listening to the live webcast should log on before the conference call begins in order to download any software required. Both the audio replay and the archive of the conference call webcast will remain available for several days.
ABOUT HUMAN GENOME SCIENCES
The mission of Human Genome Sciences is to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs.
The HGS clinical development pipeline includes drugs to treat hepatitis C, lupus, anthrax disease, cancer, rheumatoid arthritis and HIV/AIDS. The Company’s primary focus is rapid progress toward the commercialization of its two lead compounds, Albuferon™ for hepatitis C, and LymphoStat-B™ for lupus. Both compounds are expected to advance to Phase 3 clinical trials in 2006.
In June 2006, HGS announced that the U.S. Government has exercised its option under an existing contract to purchase 20,000 doses of ABthrax™, for the treatment of anthrax disease. Other HGS compounds in clinical development include three TRAIL receptor antibodies for the treatment of hematopoietic and solid malignancies, in addition to an antibody to the CCR5 receptor for the treatment of HIV/AIDS.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals interested in more information about trials involving HGS products are encouraged to inquire via the Contact Us section of the HGS web site, www.hgsi.com/products/request.html, or by calling (301) 610-5790, extension 3550.
ABthrax, Albuferon, Albugon, HGS, Human Genome Sciences and LymphoStat-B are trademarks of Human Genome Sciences, Inc.
NON-GAAP PRO FORMA FINANCIAL MEASURES
The pro forma financial measures used in this press release are not prepared in accordance with generally accepted accounting principles (GAAP). Non-GAAP pro forma financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP pro forma financial measures in making operational decisions because they provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results. In addition, the Company has historically reported financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP pro forma financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial results attached to this press release.

SAFE HARBOR STATEMENT
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company will continue to face risks related to animal and human testing, to the manufacture of ABthrax and to FDA concurrence that ABthrax meets the requirements of the ABthrax contract. If the Company is unable to meet the product requirements associated with the ABthrax contract, the U.S. Government will not be required to reimburse the Company for the costs incurred or to purchase any ABthrax doses. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
(See selected financial data on following pages.)
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HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three months ended				Three months ended
	June 30, 2006				June 30, 2005
	GAAP	Adjustments(a)		Pro Forma	GAAP/Pro Forma(a)
	(dollars in thousands, except share and per share amounts)
Revenue – R&D contracts	$2,225	—		$2,225	$2,854

Costs and expenses:
Research and development	50,046	$(4,516	)(a)	45,530	53,074
General and administrative	12,359	(2,647	)(a)	9,712	8,752
Lease termination charge	16,840	(16,840	)(b)	—	—

Total costs and expenses	79,245	(24,003)		55,242	61,826

Income (loss) from operations	(77,020)	24,003		(53,017)	(58,972)
Net investment income	1,003	—		1,003	2,986
Gain on sale of investment	14,759	(14,759	)(c)	—	—

Income (loss) before taxes	(61,258)	9,244		(52,014)	(55,986)
Provision for income taxes	—	—		—	—

Net income (loss) (a) (b) (c)	$(61,258)	$9,244		$(52,014)	$(55,986)

Net income (loss) per share, basic and diluted (a) (b) (c)	$(0.47)	$0.07		$(0.40)	$(0.43)

Weighted average shares outstanding, basic & diluted	131,348,704	131,348,704		131,348,704	130,655,325

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS:

	Six months ended				Six months ended
	June 30, 2006				June 30, 2005
	GAAP	Adjustments		Pro Forma	GAAP/Pro Forma(a)
	(dollars in thousands, except share and per share amounts)
Revenue – R&D contracts	$9,065	—		$9,065	$3,959

Costs and expenses:
Research and development	108,453	$(8,824	)(a)	99,629	107,273
General and administrative	25,750	(5,065	)(a)	20,685	18,180
Lease termination charge	16,840	(16,840	)(b)	—	—

Total costs and expenses	151,043	(30,729)		120,314	125,453

Income (loss) from operations	(141,978)	30,729		(111,249)	(121,494)
Net investment income	3,822	—		3,822	5,926
Gain on sale of investment	14,759	(14,759	)(c)	—	—

Income (loss) before taxes	(123,397)	15,970		(107,427)	(115,568)
Provision for income taxes	—	—		—	—

Net income (loss) (a) (b) (c)	$(123,397)	$15,970		$(107,427)	$(115,568)

Net income (loss) per share, basic and diluted (a) (b) (c)	$(0.94)	$0.12		$(0.82)	$(0.88)

Weighted average shares outstanding, basic & diluted	131,285,664	131,285,664		131,285,664	130,632,781

(a)	Includes stock-based compensation expense associated with the adoption of FAS 123(R) on January 1, 2006 of $7,163 and $13,889 for the three and six months ended June 30, 2006, respectively. Because no stock-based compensation expense was recorded before 2006, GAAP and Pro Forma results for the three and six months ended June 30, 2005 are the same.

(b)	Primarily represents a non-cash lease charge related to the termination of the Company’s former lease for its headquarters and office facility.

(c)	Includes the gain on the sale of the long term investment in Cambridge Antibody Technologies Ltd.

CONSOLIDATED BALANCE SHEET DATA:

	As of	As of
	June 30, 2006	December 31, 2005
	(dollars in thousands)
Cash, cash equivalents and investments (d)	$784,703	$646,220
Total assets (d)	1,149,447	997,046
Total debt and capital lease, less current portion	750,212	510,000
Total stockholders’ equity	302,689	416,966

(d)	Includes $59,082 and $220,171 in restricted investments at June 30, 2006, and December 31, 2005, respectively.
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